UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25548	84-1010269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17080 Newhope Street, Fountain Valley, California		92708
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 9.01 Financial Statements and Exhibits
SIGNATURES

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Preliminary Note:
     This Form 8-K/A amends the Form 8-K filed by Sutura, Inc. (“Sutura”) on November 19, 2008 (the “Original 8-K”), disclosing that certain of its financial statements and information should not be relied upon. This 8-K/A is being filed to amend the Original 8-K in its entirety.
Section 4 — Matters Related to Accountants and Financial Statements
     Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On July 1, 2007, Registrant and the Whitebox affiliated parties amended the Whitebox I, Whitebox II and Whitebox III convertible notes. Included in the amendments was an extension of the maturity dates of each of the notes until July 1, 2009, payment of a 3% consent fee, and a reduction to the conversion rate to $.08 per share. At the time of the amendment of the Notes, Registrant determined that there was no intrinsic value resulting from the reduction of the conversion price to $.08 and did not treat the amendments as new loans as the notes were amended and new notes were not issued.
     However, in response to a comment letter received from the United States Securities and Exchange Commission (“SEC”) and discussions with the SEC Staff, Registrant determined that the July 1st, 2007 extension and changes in the terms of the Whitebox Notes I, II and III should have been accounted for as new notes rather than extensions of existing notes per FASB EITF 96-17. Accordingly, certain balance sheet entries, loss figures and expense figures in the Registrant’s Quarterly Reports for the periods ended September 30, 2007, March 31, 2008 and June 30, 2008 should not be relied upon as indicated below. Further, the accumulated deficit amounts contained in Registrant’s Annual Report for the year-ended December 31, 2007 should not be relied upon as indicated below.
     The difference is the immediate amortization of the $634,996 beneficial conversion feature on our books as of July 1st, 2007 rather than amortization per our original schedule. For purposes of Registrant’s Quarterly Report for the period ending September 30, 2008, and for periods thereafter, the September 30, 2007 outstanding notes payables will be increased by $634,996 and third quarter 2007 interest expenses also by $634,996. The effect of these corrections on the third quarter of 2007 was an increase in interest expenses from $998,992 to $1,633,988. The net loss from operations increased from $2,936,132 to $3,571,128. For the year to date end of September 2007, interest expenses increased from $3,182,660 to $ $3,817,656 and the net loss increased from $8,674,288 till $9,309,284. In the balance sheet for Registrant’s Annual Report for the year ended December 31, 2007 accumulated deficit was increased by $472,467 from $57,661,739 to $58,134,208.
     Accordingly, on or about November 18, 2008, for the reasons stated above, we concluded that the (i) Unaudited Consolidated Balance Sheets on September 30, 2007, March 31, 2008 and June 30, 2008; (ii) Unaudited Consolidated Statements for Operations for the periods ended September 30, 2007, March 31, 2008 and June 30, 2008, and (iii) Audited Consolidated Balance Sheet as of December 31, 2007 should no longer be relied upon because of errors in those financial statements as indicated in this Current Report.
     Authorized officers discussed with the Registrant’s independent accountant the matters disclosed in this Current Report.

Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits.

Not Applicable
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: December 23, 2008	/s/ Richard Bjorkman
Richard Bjorkman
Chief Financial Officer